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                                                                    EXHIBIT 15.1

December 4, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our reports dated May 5, 2000, July 28, 2000 and November 13, 2000 on our reviews of interim financial information of Honeywell
International Inc. (the "Company") as of and for the periods ended March 31, 2000, June 30, 2000 and September 30, 2000 and included in the Company's quarterly reports on Forms 10-Q for the quarters then ended are incorporated by reference in this Registration Statement on Form S-4 dated December 4, 2000.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP